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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 25, 1996

                       ALL AMERICAN COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                    0-14333                95-3803222
(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
     OF INCORPORATION)                                   IDENTIFICATION NO.)

          808 WILSHIRE BOULEVARD, SANTA MONICA, CALIFORNIA 90401-1810
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (310) 656-1100

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Item 5.  Other Events

        All American Communications, Inc. completed an amendment and restatement of its syndicated senior credit facility with The Chase Manhattan Bank as agent and fronting bank. The amended credit facility will allow All American to borrow up to $155 million, subject to borrowing base availability. All American also issued a notice of redemption for all of its outstanding 6-1/2% Convertible Subordinated Notes due 2003. Certain documents and a press release (dated October 29, 1996) related to the foregoing are attached hereto as exhibits. Such exhibits are incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

        (c)     Exhibits

 10.7(A) Amended and Restated Credit, Security, Guaranty and Pledge Agreement dated as of April 13, 1995 as amended and restated as of October 23, 1996.

 99             All American Communications, Inc., press release, dated October
                29, 1996.

 99.1           Notice of Redemption dated October 28, 1996.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ALL AMERICAN COMMUNICATIONS, INC.


                                        By /s/ Thomas Bradshaw
                                           ----------------------------------
                                           Thomas Bradshaw
                                           Chief Financial Officer and Senior
                                           Executive Vice President


Date: November 5, 1996.


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                               INDEX TO EXHIBITS


Exhibit Number

        Description of Exhibit

10.7(A) Amended and Restated Credit, Security, Guaranty and Pledge Agreement dated as of April 13, 1995 as amended and restated as of October 23, 1996.

99      All American Communications, Inc., press release, dated October 29,
        1996.

99.1    Notice of Redemption dated October 28, 1996.





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